Exhibit 99.1

Allarity Therapeutics Receives NASDAQ-Approved Extension to Regain Compliance with Nasdaq Listing Rule 5550(b)(1)

Boston (April 17, 2024)—Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a clinical-stage pharmaceutical company dedicated to developing personalized cancer treatments, today announced that it had been granted an extension until May 14, 2024, to regain compliance with Nasdaq Listing Rule 5550(b)(1).

On February 1, 2024, Allarity Therapeutics presented a strategic plan to the Nasdaq Hearings Panel, detailing both immediate and long-term strategies aimed at regaining compliance with the requirements outlined in Nasdaq Listing Rules 5550(a)(2) and 5550(b). This comprehensive plan encompassed a series of decisive steps, including a thorough review and reduction of operating costs and pursuing additional capital through various strategic financing options. The plan was crafted to not only meet Nasdaq’s immediate compliance requirements but also to strengthen the company’s overall financial position and operational efficiency.

Following a recent presentation on the progress of the plan’s execution to date, Nasdaq issued an extension, granting Allarity additional time until May 14, 2024, to demonstrate full compliance with Nasdaq Listing Rule 5550(b)(1), which requires a minimum stockholders’ equity of $2,500,000.

The steps that Allarity has taken to regain compliance with Nasdaq’s listing requirements include that the Company recently implemented a 1-for-20 reverse stock split effective April 9, 2024, aimed at regaining bid price compliance, rule 5550(a)(2). In parallel, Allarity has been aggressively working to adjust its financial structure. These efforts include ongoing cost reduction initiatives, reducing monthly operational expenditures from over $1 million to $400,000. In addition, the company has entered into negotiations with key stakeholders, including warrant holders, to adjust the terms and conditions to make future capital raising more amenable, as well as negotiations to reduce other major liabilities. Finally, the Company has already started raising new equity by utilizing its existing ATM and expects to take further action so Allarity can meet the $2,500,000 equity requirement on the May 14, 2024 target date.

Thomas Jensen, CEO of Allarity Therapeutics, stated: “We are encouraged by Nasdaq’s recognition of our efforts and the additional time granted to meet the equity requirement. Our team is committed to adhering to our plan and ensuring regulatory compliance. Our goal is to ensure that we can continue our development of stenoparib, strongly encouraged by the significant early data we have received so far from our ongoing monotherapy trial in advanced ovarian cancer.”

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the expression signature of their cancer, are found to have a high likelihood of benefiting from a specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high, drug-specific DRP score, the therapeutic benefit rate may be significantly increased. The DRP method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines combined with clinical tumor biology filters and prior clinical trial outcomes. DRP is based on messenger RNA expression profiles from patient biopsies. The DRP® platform has proven its ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients in 37 out of 47 clinical studies that were examined (both retrospective and prospective). The DRP platform, which can be used in all cancer types and is patented for more than 70 anti-cancer drugs, has been extensively published in the peer-reviewed literature.

Allarity Therapeutics, Inc.     |    24 School Street, 2nd Floor     |    Boston, MA    |     U.S.A.     |    NASDAQ: ALLR    |    www.allarity.com

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/Tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® companion diagnostic for patient selection in the ongoing phase 2 clinical trial, NCT03878849. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the timing of the Reverse Stock Split and Allarity’s ability to regain compliance with the Nasdaq minimum bid price requirement and minimum equity requirement. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, Allarity’s ability to regain compliance with the minimum bid price requirement and maintain its listing on Nasdaq, the trading price of Allarity’s shares of common stock may be volatile and other risks inherent in Allarity’s business, including, the risk that the Company is not able to raise sufficient capital to support its current and anticipated clinical trials, the risk that early results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive reviews of the data, and as more patient data become available, the risk that results of a clinical study are subject to interpretation and additional analyses may be needed and/or may contradict such results, the receipt of regulatory approval for stenoparib or any of our other therapeutic candidates and companion diagnostics or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our therapeutic candidates, and the risk that the current COVID-19 pandemic will impact the Company’s current and future clinical trials and the timing of the Company’s preclinical studies and other operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1 registration statement filed on April 8, 2024, as amended and our Form 10-K annual report on file with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact:

investorrelations@allarity.com

Media Contact:

Thomas Pedersen
Carrotize PR & Communications
+45 6062 9390
tsp@carrotize.com

Allarity Therapeutics, Inc.     |    24 School Street, 2nd Floor     |    Boston, MA    |     U.S.A.     |    NASDAQ: ALLR    |    www.allarity.com